Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby appoints Brent L. Larson as his true and lawful attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, 7,000,000 shares of common stock, $.001 par value, of the Company to be sold and distributed by the Company pursuant to the Company’s 2014 Stock Incentive Plan and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorney-in-fact, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed these presents this 11th day of September, 2014.

Signature	Title

/s/ Michael M. Goldberg	Interim Chief Executive Officer
Michael M. Goldberg, M.D.	and Director (principal executive officer)

/s/ Brent L. Larson	Executive Vice President, Chief
Brent L. Larson	Financial Officer, Treasurer and
Secretary (principal financial officer
and principal accounting officer)

/s/ Gordon A. Troup	Chairman of the Board of Directors
Gordon A. Troup

/s/ Peter F. Drake	Director
Peter F. Drake, Ph.D.

/s/ Brendan A. Ford	Director
Brendan A. Ford

/s/ Perry A. Karsen	Director
Perry A. Karsen

/s/ Eric K. Rowinsky	Director
Eric K. Rowinsky, M.D.